UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 5, 2008, Continental Airlines, Inc. (the "Company") issued a press release announcing capacity reductions and related matters as described in the press release. The Company made its determination to implement these capacity reductions in light of unprecedented high fuel costs and the other challenges facing the industry.

In connection with these capacity reductions, the Company anticipates that it will record accounting charges, possibly including aircraft and spare parts inventory impairments, severance and other termination costs, contract termination costs and other associated costs. The Company is not able at this time to estimate the amount and timing of these charges.

The press release is filed herewith as Exhibit 99.1 and incorporated in this Item 2.05 by reference.

Item 2.06. Material Impairments.

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  In connection with the capacity reductions and related matters described in our press release, Larry Kellner, the Company's Chairman and Chief Executive Officer, and Jeff Smisek, the Company's President, have entered into letter agreements with the Company pursuant to which each of such officers has agreed to (1) voluntarily forego his salary with respect to the period June 1, 2008 through December 31, 2008 and (2) voluntarily withdraw from the Company's annual executive incentive program with respect to 2008. As a result of the voluntary waivers, Mr. Kellner will receive a salary of $296,875 and Mr. Smisek will receive a salary of $240,000 for 2008.

The foregoing description of the letter agreements with each of Mr. Kellner and Mr. Smisek is qualified in its entirety by reference to the full text of the agreements, which are filed herewith as Exhibits 99.2 and 99.3, respectively.

The press release is filed herewith as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On June 5, 2008, the Company is disclosing in a "Q&A" document to its employees that, for 2008, the Company's realized and unrealized fuel hedging gains were more than $100 million through June 4, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release
99.2	Letter Agreement dated May 30, 2008 between the Company and Larry Kellner
99.3	Letter Agreement dated May 30, 2008 between the Company and Jeffery Smisek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

June 5, 2008	By /s/ Lori A. Gobillot Lori A. Gobillot Staff Vice President and Assistant General Counsel

EXHIBIT INDEX

99.1	Press Release
99.2	Letter Agreement dated May 30, 2008 between the Company and Larry Kellner
99.3	Letter Agreement dated May 30, 2008 between the Company and Jeffery Smisek